Exhibit 23(m)(ii) under Form N-1A
                                               Exhibit 1 under Item 610/Reg. S-K


                                         EXHIBIT D

                                           to the

                                     Distribution Plan



                                   FEDERATED INDEX TRUST

                                FEDERATED MAX-CAP INDEX FUND

                                       Class K Shares



     This Distribution Plan is adopted by Federated Index Trust with respect to the Class K Shares of Federated Max-Cap Index Fund set forth above.

     As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .50 of 1% of the average aggregate net asset value of the Class K Shares of Trust held during the month.

         Witness the due execution hereof this 1st day of March, 2003.



                                    FEDERATED INDEX TRUST

                                    By:  /s/ J. Christopher Donahue

                                    Name:  J. Christopher Donahue

                                    Title:  President